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                                                                      EXHIBIT 11

                  BOISE CASCADE OFFICE PRODUCTS CORPORATION
                      COMPUTATION OF PER SHARE EARNINGS

                                                  For the Year Ended December 31
                                                  ------------------------------
                                              1997            1996            1995
                                         --------------  --------------  --------------
                                            (in thousands, except share information)
BASIC EARNINGS PER SHARE
Net income ............................  $       56,886  $       55,349  $       43,179
                                         ==============  ==============  ==============

Shares of Common Stock:
 Weighted average shares outstanding ..      63,788,448      62,444,170      61,660,100
 Effect of contingent shares ..........         345,541         475,828         139,340
                                         --------------  --------------  --------------
                                             64,133,989      62,919,998      61,799,440
                                         ==============  ==============  ==============
Basic earnings per share
(pro forma 1995) (1) ..................  $          .89  $          .88  $          .70
                                         ==============  ==============  ==============


DILUTED EARNINGS PER SHARE
Net income ............................  $       56,886  $       55,349  $       43,179
                                         ==============  ==============  ==============

Shares of Common Stock:
 Weighted average shares outstanding ..      63,788,448      62,444,170      61,660,100
 Effect of contingent shares ..........         345,541         475,828         139,340
 Effect of options ....................         118,370         216,286          33,842
                                         --------------  --------------  --------------
                                             64,252,359      63,136,284      61,833,282
                                         ==============  ==============  ==============

Diluted earnings per share
(pro forma 1995) (1) ..................  $          .89  $          .88  $          .70
                                         ==============  ==============  ==============


(1) Information concerning basic, diluted, and pro forma earnings per share is included in Note 2, "Summary of Significant Accounting Policies," of the Notes to Financial Statements in our 1997 Annual Report and is incorporated herein by reference.